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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 16, 2002

Fog Cutter Capital Group Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	0-23911	52-2081138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 SW Jefferson Street, Portland, OR    97201
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code (503) 721-6500

Item 5.    Other Events.

        On December 16, 2002, Robert G. Rosen was appointed to serve as President of the Company. Mr. Rosen will continue as a member of the Board of Directors, where he has served since September 2002. Mr. Rosen joined the Company in October 1999 and had served as Executive Vice President prior to his promotion to President.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

        The following exhibits are filed as part of this report:

        Exhibit 1.1 Press Release dated January 6, 2002 announcing the appointment of Robert G Rosen as president of Fog Cutter Capital Group Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2003
FOG CUTTER CAPITAL GROUP INC.
	By:	/s/ R. SCOTT STEVENSON R. Scott Stevenson Senior Vice President and Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.